UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2018

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	1-11596 .	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 19, 2018, Dr. Gary Kugler, a director, announced to Perma-Fix Environmental Services, Inc.’s (the “Company”) Board of Directors that he is retiring, and, as a result, would not be standing for reelection as a director of the Company at the Company’s next annual meeting of shareholders. Dr. Kugler will continue to serve as a director until the Company’s next annual meeting of shareholders.

Section 8 – Other Events

Item 8.01 – Other Events

Exchange Offer

On April 24, 2018, the Company announced a private exchange offer (“Exchange Offer”), to all holders of the Series B Preferred Stock (the “Series B Preferred Stock”) of East Tennessee Materials and Energy Corporation, a Tennessee corporation (“M&EC”) and a subsidiary of the Company, to exchange, for every share of Series B Preferred Stock tendered, (a) 0.1050805 shares of newly issued common stock of the Company, par value $.001 per share (“Common Stock”), and (b) cash in lieu of fractional shares of Common Stock that would otherwise be issuable to the tendering holder of Series B Preferred Stock, in an amount equal to such fractional share of Common Stock multiplied by the closing price per share of the Common Stock on the last trading day immediately preceding the expiration date of the Exchange Offer. The Exchange Offer is being made on an all-or-none basis, for all 1,284,730 shares of Series B Preferred Stock outstanding and will expire at Midnight, Eastern Standard Time, on May 30, 2018, unless extended or earlier terminated by the Company. Assuming all currently outstanding shares of Series B Preferred Stock are tendered for exchange and not validly withdrawn, the Company would issue an amount of its shares of Common Stock not to exceed 135,000. The Company owns 100% of the voting capital stock of M&EC.

The shares of Company common stock to be issued in exchange for shares of M&EC’s Series B Preferred Stock will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, and, as a result, will be considered restricted securities that have restrictions on transferability.

This report does not constitute an offer or an invitation by the Company to participate in the Exchange Offer in any manner, including in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

A copy of the Company’s press release issued in connection with this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Board of Director Committees

On April 19, 2018, the Company Board of Directors (“the Board”) approved the following revisions to the composition of the following Board Committees.

Audit Committee

Mark Zwecker – Chairman

Robert Cochran

Larry Shelton

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Larry Shelton, who is the Chairman of the Board, replaced Dr. Gary Kugler as an Audit Committee member. The Board has determined that Larry Shelton meets the Nasdaq’s composition requirements, including the requirements regarding financial literacy and financial sophistication, and that Larry Shelton is independent under the Nasdaq listing standards and the rules of the Securities and Exchange Commission (“SEC”) regarding audit committee membership. The Board has also determined that Larry Shelton is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Compensation and Stock Option Committee

Larry Shelton – Chairman

Joe Reeder

Mark Zwecker

Mark Zwecker replaced Dr. Gary Kugler as a member of the Compensation and Stock Option Committee and Larry Shelton, who is an existing member, was appointed as the Chairman.

Corporate Governance and Nominating Committee

Joe Reeder – Chairman

Robert Cochran

Zach Wamp

Zach Wamp replaced Dr. Gary Kugler as a member of the Corporate Governance and Nominating Committee.

The Research and Development (“R&D”) Committee was dissolved effective immediately. All R&D activities will be managed and reviewed by senior management and oversight of these activities will be conducted by the Board as deemed necessary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated April 24, 2018, announcing the private exchange offer.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2018

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and Chief Financial Officer

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